UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2022

CTO Realty Growth, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-11350 (Commission File Number)	59-0483700 (IRS Employer Identification No.)
	369 N. New York Ave., Suite 201 Winter Park, Florida (Address of principal executive offices)	32789 (Zip Code)

Registrant’s telephone number, including area code: (407) 904-3324

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	CTO	NYSE
6.375% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	CTO PrA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2022, CTO Realty Growth, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, as representative of the underwriters named therein (the “Underwriters”), for the issuance and sale by the Company of 3,000,000 shares of its common stock, $0.01 par value per share (the “Common Stock”).  The Underwriters agreed to purchase the Common Stock from the Company at a price of $18.145 per share.  In addition, the Company granted the Underwriters a 30-day option to purchase up to an additional 450,000 shares of Common Stock on the same terms and conditions, which the Underwriters exercised in full on December 2, 2022. The offering of the 3,450,000 shares of Common Stock (including the 450,000 shares of Common Stock being issued pursuant to the Underwriters’ option) is expected to close on December 5, 2022, subject to customary closing conditions. The Company estimates that the net proceeds to the Company will be approximately $62.4 million after deduction of the estimated offering expenses payable by the Company. The offering is being conducted pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-267819), including the base prospectus, dated October 26, 2022, as supplemented by the prospectus supplement, dated November 30, 2022.

The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company has agreed to indemnify the Underwriters against certain liabilities. The foregoing summary of the terms of the Underwriting Agreement is only a brief description of certain terms therein and does not purport to be a complete description of the rights and obligations of the parties thereunder. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

In connection with the offering, Venable LLP has provided the Company with an opinion regarding the legality of the shares. A copy of the opinion is attached to this report as Exhibit 5.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report.

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 30, 2022, by and between the Company and Wells Fargo Securities, LLC, as representative of the underwriters named therein.
5.1	Opinion of Venable LLP as to the legality of the shares.
23.1	Consent of Venable LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2022

CTO Realty Growth, Inc.

By: /s/ Matthew M. Partridge

Senior Vice President, Chief Financial Officer and Treasurer

(Principal Financial Officer)